Exhibit 99.1

Stratus Properties Inc. 212 Lavaca St., Suite 300 Austin, Texas 78701	NEWS RELEASE NASDAQ Symbol: “STRS” Financial and Media Contact: Sydney Isaacs Abernathy MacGregor 713-343-0427 / SRI@abmac.com

Stratus Properties Details Important Facts for Stockholders

Urges Stockholders to Vote the WHITE Proxy Card TODAY to Continue Company’s Success

AUSTIN, TX, May 24, 2016 – Stratus Properties Inc. (NASDAQ: STRS) today issued the following letter from its Board of Directors (the “Board”) to its stockholders.

May 24, 2016
Dear Fellow Stratus Stockholders:
Your Company has delivered market-beating performance, exceeding peers, the Dow Jones U.S. Real Estate Index and the S&P 500 stock index over the past 3 and 5 years. Vote the WHITE proxy card today to support the continued implementation of the five-year plan, and create value for ALL stockholders. In the following pages, we highlight the case for supporting management’s plans to continue executing our five-year plan in the thriving Austin market.
We need your help to ensure that Stratus can continue to execute our strategy. Please vote the WHITE proxy card attached to this letter to support Stratus’ director nominees, which include your President and CEO, Mr. Beau Armstrong, and Mr. Charles Porter, a longtime expert in the hospitality industry.
A vote FOR Stratus’ nominees, Messrs. Armstrong and Porter, is a vote FOR the future value of your Company. We recommend that you disregard the false and misleading claims by a stockholder, Mr. Carl Berg, who, in our view, is attempting to elect his two director nominees to support a fire sale of your Company – to achieve his own short-term, personal, financial objectives.
Please vote the WHITE proxy card today FOR the Company’s director nominees, who will work for the benefit of ALL stockholders, and AGAINST Mr. Berg’s stockholder proposal. Sign, date and return the WHITE proxy card today.
We urge you NOT to sign any gold proxy card sent to you by Carl Berg.
The following pages address important facts about Stratus.
Sincerely,
The Board of Directors of Stratus Properties Inc.
YOUR VOTE IS IMPORTANT
VOTE THE WHITE PROXY CARD TODAY

FACT: STRATUS HAS DELIVERED STRONG PERFORMANCE
Your company’s stock price has outperformed peers, the Dow Jones U.S. Real Estate Index and the S&P 500 stock index over the past 3 and 5 years:
Cmlati u u ve Total Stockholder Returns1 Oer v 5 and 3 Years Ending December 31, 2015
160% 140%
120% 5 Year Returns
100%
3 Year Returns
80% 60% 40% 20% 0%
Peer Group 2 Dow Jones U.S. Real S&P 500 Stock Index Stratus Estate Index
Your Company’s pre-tax net asset value (NAV), which is based on internal asset value, continues to improve
Stratus’ pre-tax NAV increased by approximately 25% from December 31, 2014 to December 31, 2015
Stratus’ stock price appreciated approximately 24% in 2015 from the time Stratus announced the Board-approved five-year plan until the trading day before Mr. Berg’s announcement of his proxy contest and stockholder proposal. The S&P 500 and Dow Jones U.S. Real Estate Index each declined during this period
[1] Total returns assume dividends are reinvested
[2] Peer group used for purposes of the performance graph included in Stratus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was comprised of the following real estate related companies: Alexander & Baldwin, Inc. (NYSE: ALEX), Consolidated-Tomoka Land Co. (NYSEMKT: CTO), Forestar Group Inc. (NYSE: FOR), The Howard Hughes Corporation (NYSE: HHC), Maui Land & Pineapple Company, Inc. (NYSE: MLP), The St. Joe Company (NYSE: JOE) and Tejon Ranch Co. (NYSE: TRC)
YOUR VOTE IS IMPORTANT
VOTE THE WHITE PROXY CARD TODAY

✓ FACT: THE BOARD UNANIMOUSLY APPROVED A CLEAR FIVE?YEAR PLAN, AND IT IS WORKING
Stratus’ five-year plan, in summary:
1. Strategically complete development
2. Sell assets at the right time
3. Distribute cumulative cash to stockholders
The plan was unanimously approved by the Board, including by Mr. Berg’s Board designee at the time, William Lenehan
Excellent Early Results:
In 2015, we acquired full ownership of the W Austin Hotel & Residences and completed the sales of the Parkside Village and 5700 Slaughter commercial properties resulting in a 50% increase to previously disclosed pre-tax NAV for these assets, from $69 million to $103 million
✓ FACT: THE BOARD IS MAXIMIZING LONG?TERM VALUE FOR ALL STOCKHOLDERS
The strong Austin economy supports continued asset value growth
When you bought Stratus stock, you likely recognized the significant potential of our remarkable portfolio of properties
We believe these properties, which include a mix of completed and iconic projects, undeveloped land, and projects in development, hold significant potential future value
W Austin Hotel & Residences / Austin City Limits Live
YOUR VOTE IS IMPORTANT
VOTE THE WHITE PROXY CARD TODAY

FACT: THE BOARD HAS ENGAGED A NATIONALLY RECOGNIZED✓ INVESTMENT BANK
Hentschel & Company is a nationally recognized real estate investment banking firm
Hentschel’s principals have advised on some Evaluating full of the largest and range of most complex real opportunities, Review intended estate industry including a sale to ensure all transactions –strategic options valued at over $68 are considered in billion over the order to maximize course of their value for ALL careers stockholders
✓ FACT: STRATUS HAS PRUDENTLY MANAGED DEBT
42% – Low debt to total asset value1
(As of 3/31/2016)
✓ FACT: STRATUS HAS STRONG CORPORATE GOVERNANCE PRACTICES
In 2015, the Board conducted an extensive review of governance using Green Street Advisors, a nationally recognized governance advisor The Board concluded that the governance provisions were appropriate for Stratus. The classified board, in place since the spin-off, along with Stratus’ other governance provisions, enable the Board to take a longer-term view to benefit ALL stockholders
✓ 83% independent Board✓ Fully independent audit, stock compensation and ✓ Director ownership guidelines nominating and corporate governance committees✓ Lead independent director 50%✓ Annual Board performance ✓ of the Board refreshed in evaluations the last four years
[1] Following completion of the refinancing of the W Austin Hotel & Residences in January 2016, total debt as a percentage of total asset value used in determining pre-tax net asset value (NAV) was 42% at March 31, 2016.
YOUR VOTE IS IMPORTANT
VOTE THE WHITE PROXY CARD TODAY

✓ FACT: STRATUS’ DIRECTOR NOMINEES ARE HIGHLY QUALIFIED
Mr. William A. “Beau” Armstrong Mr. Charles W. Porter is a 35-is our President and CEO year hospitality industry expert
✓ FACT: BERG’S NOMINEES WORK FOR MR. BERG
IN OUR VIEW, THEY ARE NOT QUALIFIED AND NOT  INDEPENDENT
According to Mr. Berg’s own public disclosures, his nominees have:
X Contractual arrangements and relationships that encourage them to act in the narrow self-interests of Mr. Berg, NOT in the interests of all stockholders
X Little or no experience as directors of public companies
X Little or no experience with the development of real estate in Austin
Mr. Berg had Board designees for more than 13 years who voted in support of every major Board decision, including the five-year plan
WE BELIEVE STRATUS IS WELL POSITIONED TO UNLOCK FURTHER SIGNIFICANT VALUE
✓ Strong Austin economy ✓ Experienced team with ✓ Track record of excellent supports continued asset the necessary performance and value growth relationships and financial resources in regulatory knowledge in place to execute Austin strategy
YOUR VOTE IS IMPORTANT
VOTE THE WHITE PROXY CARD TODAY

Your Vote Is Important
No Matter How Many Shares You Own
If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:
INNISFREE M&A INCORPORATED Stockholders Call Toll-Free: (888) 750-5834 Banks and Brokers Call Collect: (212) 750-5833
IMPORTANT
We urge you NOT to sign any gold proxy card sent to you by Carl Berg as doing so will revoke your vote on the WHITE proxy card
If you have already done so, you have every legal right to change your vote by using the enclosed WHITE proxy card to vote TODAY —by telephone, by Internet, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided
YOUR VOTE IS IMPORTANT
VOTE THE WHITE PROXY CARD TODAY

Important Additional Information
Stratus Properties Inc., its directors and certain of its executive officers are participants in the solicitation of proxies from Stratus stockholders in connection with the matters to be considered at Stratus’ 2016 Annual Meeting. Stratus has filed its definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) on April 15, 2016 in connection with any such solicitation of proxies from Stratus stockholders. STRATUS
STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC
CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of Stratus’ directors and executive officers in Stratus stock, restricted stock units and stock options is included in their SEC filings on Forms 3, 4, and 5, which can be found through Stratus’ website (www.stratusproperties.com) in the section “Investor Relations” or through the SEC’s website at www.sec.gov. Information can also be found in Stratus’ other SEC filings, including Stratus’ definitive proxy statement for the 2016 Annual Meeting and its Annual Report on Form 10-K for the year ended December 31, 2015. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with Stratus’ 2016 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Stratus with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at Stratus’ website at www.stratusproperties.com, by writing to Stratus Properties Inc. at 212 Lavaca Street, Suite 300, Austin, TX 78701, or by calling Stratus’ proxy solicitor, Innisfree M&A Incorporated, toll-free at 888-750-5834.
YOUR VOTE IS IMPORTANT
VOTE THE WHITE PROXY CARD TODAY

Forward-Looking Statements
This press release contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance. Forward-looking statements are all statements other than statements of historical facts, such as statements regarding the implementation and potential results of Stratus’ five-year plan, projections or expectations related to operational and financial performance or liquidity, reimbursements for infrastructure costs, financing and regulatory matters, development plans and sales of properties, commercial leasing activities, timeframes for development, construction and completion of Stratus’ projects, capital expenditures, liquidity and capital resources, and other plans and objectives of management for future operations and activities. The words “anticipates,” “may,” “can,” “plans,” “believes,” “potential,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be” and any similar expressions and/or statements that are not historical facts are intended to identify those assertions as forward-looking statements.
Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, the outcome of the strategic review process, Stratus’ ability to refinance and service its debt and the availability of financing for development projects and other corporate purposes, Stratus’ ability to sell properties at prices its board considers acceptable, a decrease in the demand for real estate in the Austin, Texas market, changes in economic and business conditions, reductions in discretionary spending by consumers and corporations, competition from other real estate developers, hotel operators and/or entertainment venue operators and promoters, business opportunities that may be presented to and/or pursued by Stratus, the termination of sales contracts or letters of intent due to, among other factors, the failure of one or more closing conditions or market changes, the failure to attract customers for its developments or such customers’ failure to satisfy their purchase commitments, increases in interest rates, declines in the market value of its assets, increases in operating costs, including real estate taxes and the cost of construction materials, changes in external perception of the W Austin Hotel, changes in consumer preferences, changes in laws, regulations or the regulatory environment affecting the development of real estate, opposition from special interest groups with respect to development projects, weather-related risks and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC.
Investors are cautioned that many of the assumptions upon which Stratus’ forward-looking statements are based are likely to change after the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it does not intend to update its forward-looking statements notwithstanding any changes in its assumptions, business plans, actual experience, or other changes, and Stratus undertakes no obligation to update any forward-looking statements.
This press release also includes measures of estimated pre-tax net asset value (“NAV”), which are not recognized under U.S. generally accepted accounting principles (“GAAP”). We do not believe there is a directly comparable GAAP measure to NAV. We believe this measure can be helpful to investors in evaluating our business because NAV illustrates current embedded value in our real estate, which is carried on our GAAP balance sheet primarily at cost. Our management uses NAV as one of the metrics in evaluating progress on our five-year plan. NAV is not intended to be a performance measure that should be regarded as more meaningful than GAAP measures. Other companies may calculate this measure differently. For a discussion of NAV, including how our NAV is calculated, please see the Investor Presentation dated March 15, 2016, including the “Cautionary Statement,” available on our website at www.stratusproperties.com.
YOUR VOTE IS IMPORTANT
VOTE THE WHITE PROXY CARD TODAY

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About Stratus Properties Inc.

Stratus is a diversified real estate company engaged primarily in the acquisition, entitlement, development, management, operation and sale of commercial, hotel, entertainment, and multi- and single-family residential real estate properties, primarily located in the Austin, Texas area, but including projects in certain other select markets in Texas.

Contacts:

Media: The Abernathy MacGregor Group

Sydney Isaacs, 713-343-0427

Investors: Innisfree

Scott Winter/Larry Miller, 212-750-5833